Exhibit 99.1

Supplemental Financial Report for the

Quarter Ended December 31, 2020

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

All statements in this document other than statements of historical facts, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. When used, statements which are not historical in nature, including those containing words such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions, are intended to identify forward-looking statements. We have based forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. This document may also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties contained in this supplement and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the headings “Item 1A Risk Factors” in our 2020 Annual Report on Form 10-K for the year ended December 31, 2020. These forward-looking statements are subject to various risks and uncertainties and America First Multifamily Investors, L.P. (“ATAX” or “Partnership”) expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Most, but not all, of the selected financial information furnished herein is derived from the America First Multifamily Investors, L.P.’s consolidated financial statements and related notes prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) and management’s discussion and analysis of financial condition and results of operations included in the Partnership’s reports on Forms 10-K and 10-Q. The Partnership’s annual consolidated financial statements were subject to an independent audit, dated February 25, 2021.

Disclosure Regarding Non-GAAP Measures

This document refers to certain financial measures that are identified as non-GAAP. We believe these non-GAAP measures are helpful to investors because they are the key information used by management to analyze our operations. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures.

Please see the consolidated financial statements we filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  Our GAAP consolidated financial statements can be located upon searching for the Partnership’s filings at www.sec.gov.

PARTNERSHIP FINANCIAL INFORMATION

TABLE OF CONTENTS

Pages
Supplemental Letter from the CEO	4
Quarterly Fact Sheet	6
Financial Performance Trend Graphs	7-12
Other Partnership Information	13
Partnership Financial Measures	14-15

AMERICA FIRST MULTIFAMILY INVESTORS L.P.

SUPPLEMENTAL LETTER FROM THE CEO

As ATAX’s new Chief Executive Officer, I am pleased to provide the following update and supplemental information regarding ATAX’s performance for the fourth quarter of 2020.

We reported the following financial results as of and for the three months ended December 31, 2020:

•	Total revenues of approximately $13.5 million
•	Net income, basic and diluted, of $0.00 per Beneficial Unit Certificate (“BUC”)
•	Cash Available for Distribution of $0.06 per BUC
•	Total assets of approximately $1.2 billion
•	Total Mortgage Revenue Bond (“MRB”) investments of approximately $794.4 million

We reported the following notable transactions during the fourth quarter of 2020:

•	Invested capital in three unconsolidated entities totaling $6.7 million.
•	Advanced funds for two Governmental Issuer Loan (“GIL”) investments totaling $2.8 million.
•	Received gross proceeds from a TOB Trust financing related to one MRB and two property loans totaling $8.2 million.

In terms of our debt investment activity during the fourth quarter, we saw a number of our anticipated year-end closings slip into January. In January 2021, we committed to fund four GIL investments totaling up to $94.6 million and three property loans totaling up to $64.0 million for the construction of four affordable multifamily properties. On the commitment date, we advanced initial funds for GIL investments totaling $24.0 million and funds for property loans totaling $3.0 million, with remaining commitments to be funded during construction of the properties. The initial funds were financed with proceeds from TOB Trust financings totaling $14.4 million and draws on our non-operating line of credit totaling $11.0 million.

Additional updates regarding our investment portfolio include the following:

•	All our multifamily MRBs are current on contractual principal and interest payments as of December 31, 2020.
•	Properties securing our MRBs reported average rental collections within 30 days of billing of 91% for both December 2020 and January 2021 rental payments.
•	We have received no requests for forbearance on multifamily MRBs to date.
•	We granted forbearance of principal on our sole student housing MRB, Live 929 Apartments, in the fourth quarter.
•

The borrower of our sole commercial MRB property, Provision Center, filed for bankruptcy protection in December. We own 9% of the senior MRBs related to the property and are assessing forbearance and restructuring options with the other senior bondholders.

•	There have been no supply chain disruptions for labor or building materials at the Vantage properties.
•	Despite the impacts of COVID-19, our student housing MF Properties continue to meet all mortgage and operational obligations with cash flows from operations.
•	Our team continue to perform at a high level while observing policies that align with recommendations and requirements of the U.S. Centers for Disease Control and Prevention.

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We are pleased by the continued strong performance of our multifamily MRB portfolio and Vantage investments despite the challenges that continue to be presented by the COVID-19 pandemic. Meanwhile, we have steadily deployed capital into new construction lending investments as well as making strategic investments in additional Vantage properties in strong markets.

Thank you for your continued support of ATAX!

/s/ Kenneth C. Rogozinski

Kenneth C. Rogozinski

Chief Executive Officer

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FOURTH QUARTER 2020 FACT SHEET

PARTNERSHIP DETAILS

ATAX was formed for the primary purpose of acquiring a portfolio of MRBs that are issued to provide construction and/or permanent financing of affordable multifamily residential and commercial properties.  We also invest in GILs, which are similar to MRBs, to provide construction financing for affordable multifamily properties.  We continue to expect most of the interest paid on the MRBs and GILs to be excludable from gross income for federal income tax purposes.  In addition, we have invested in equity interests in multifamily, market rate projects throughout the U.S. We have also acquired interests in multifamily projects (“MF Properties”) to position ourselves for future investments in MRBs issued to finance these properties or to operate the MF Properties until their “highest and best use” can be determined.  We continue to pursue a business strategy of acquiring additional MRBs and GILs on a leveraged basis, and other investments.

(As of December 31, 2020)

Symbol (NASDAQ)		ATAX
Most Recent Quarterly Distribution		$0.06
Unit Price		$4.25

BUCs Outstanding (including Restricted Units)		60,823,674
Market Capitalization		$258,500,615
52-week BUC price range	$3.58 to $8.02

Partnership Financial Information for Q4 2020 ($’s in 000’s, except per BUC amounts)
	12/31/2020	12/31/2019

Total Assets	$1,175,248	$1,029,169
Leverage Ratio[1]	67%	61%

	Q4 2020	YTD 2020

Total Revenue	$13,474	$55,529
Net Income (Loss)	$799	$7,209
Cash Available for Distribution (“CAD”)[2]	$3,356	$15,766
Distribution Declared per BUC[3]	$0.060	$0.305

[1]

Our overall leverage ratio is calculated as total outstanding debt divided by total assets using cost adjusted for paydowns and allowances for MRBs, Governmental Issuer Loans, PHC Certificates, property loans, and taxable MRBs, and initial cost for deferred financing costs and MF Properties.

[2]

Management utilizes a calculation of Cash Available for Distribution (“CAD”) to assess the Partnership’s operating performance. This is a non-GAAP financial measure and a reconciliation of our GAAP net income (loss) to CAD is provided on page 14 of the Supplement herein.

[3]

The most recent distribution was paid on January 29, 2021 for BUC holders of record as of December 31, 2020. The distribution is payable to BUC holders of record as of the last business day of the quarter end and ATAX trades ex-dividend two days prior to the record date, with a payable date of the last business day of the subsequent month.

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ATAX ASSET PROFILE

7

ATAX MORTGAGE INVESTMENT PROFILE

Percentage of Mortgage Investments[1] to Total Assets

$1,400,000,000
$1,200,000,000
$1,000,000,000
$800,000,000
$600,000,000
$400,000,000
$200,000,000
$0
35%
54%
61%
67%
72%
74%
75%
75%
73%
12/31/2012
12/31/2013
12/31/2014
12/31/2015
12/31/2016
12/31/2017
12/31/2018
12/31/2019
12/31/2020
Mortgage Investment Assets
Non-Mortgage Investment Assets

1 Mortgage Investments include the Partnership’s MRBs and Governmental Issuer Loans.

8

ATAX DEBT AND EQUITY PROFILE

At December 31, 2020
31%
31%
9%
18%
3%
8%
TEBS Financings, net
Secured Notes, net
TOB Financings, net

At December 31, 2019
34%
36%
9%
4%
17%
TEBS Financings, net
TOB and Term A/B Financings, net
Lines of Credit and Mortgage Payable, net

9

DEBT FINANCING, NET ($’s in 000’s)

INTEREST RATE SENSITIVITY ANALYSIS1

Description	- 25 basis points	+ 50 basis points	+ 100 basis points	+ 150 basis points	+ 200 basis points
TOB Debt Financings	$440,480	$(882,415)	$(1,764,830)	$(2,647,245)	$(3,529,660)
TEBS Debt Financings	130,232	(260,464)	(520,927)	(781,391)	(1,041,855)
Other Investment Financings	18,688	(234,688)	(789,563)	(1,344,438)	(1,899,313)
Variable Rate Investments	(84,456)	183,744	572,653	981,296	1,407,527
Total	$504,944	$(1,193,823)	$(2,502,667)	$(3,791,778)	$(5,063,301)

[1]	Represents the change over the next 12 months assuming an immediate shift in rates and management does not adjust its strategy in response.

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TOTAL REVENUE & GAIN ON SALE TRENDS

11

OPERATING EXPENSE TRENDS

•	Since March 1, 2019, the ratio of “Salaries and benefits” and “General and administrative” expenses to Total assets has averaged approximately 0.36% per quarter.
•

Salaries and benefits expense for the three months ended September 30, 2019 includes approximately $2.7 million of expense related to the accelerated vesting of restricted units upon the change in control of ATAX’s general partner on September 10, 2019.

OTHER PARTNERSHIP INFORMATION

Corporate Office:		Transfer Agent:
14301 FNB Parkway		American Stock Transfer & Trust Company
Suite 211		59 Maiden Lane
Omaha, NE 68154		Plaza Level
Phone:	402-952-1235	New York, NY 10038
Investor & K-1 Services:	855-4AT-AXK1	Phone: 718-921-8124
Web Site:	www.ataxfund.com	888-991-9902
K-1 Services Email:	k1s@ataxfund.com
Ticker Symbol:	ATAX

Corporate Counsel:	Independent Accountants:
Barnes & Thornburg LLP	PwC
11 S. Meridian Street	1 North Wacker Drive
Indianapolis, IN 46204	Chicago, Illinois 60606

Board of Managers of Greystone AF Manager LLC:
(acting as the directors of ATAX)

Stephen Rosenberg	Chairman of the Board
Curtis A. Pollock	Manager
Jeffrey M. Baevsky	Manager
Drew C. Fletcher	Manager
Steven C. Lilly	Manager
W. Kimball Griffith	Manager
Deborah A. Wilson	Manager

Corporate Officers:
Chief Executive Officer – Kenneth C. Rogozinski
Chief Financial Officer – Jesse A. Coury

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AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

CASH AVAILABLE FOR DISTRIBUTION (CAD) AND OTHER PERFORMANCE MEASURES

The following table contains reconciliations of the Partnership’s GAAP net income to its CAD:

	For the Three	For the Twelve
	Months Ended	Months Ended
	December 31, 2020	December 31, 2020
Partnership net income	$798,740	$7,208,828
Change in fair value of derivatives and interest rate derivative amortization	(12,620)	(116,899)
Depreciation and amortization expense	668,771	2,810,073
Provision for credit loss	2,032,981	7,318,590
Provision for loan loss	99,526	911,232
Reversal of impairment on securities	-	(1,902,979)
Impairment charge on real estate assets	-	25,200
Amortization of deferred financing costs	162,354	1,450,398
Restricted units compensation expense	383,078	1,017,938
Deferred income taxes	(39,438)	(105,920)
Redeemable Series A Preferred Unit distribution and accretion	(717,763)	(2,871,051)
Tier 2 (Income distributable) Loss allocable to the General Partner	-	80,501
Bond purchase premium (discount) amortization (accretion), net of cash received	(19,735)	(59,691)
Total CAD	$3,355,894	$15,766,220

Weighted average number of BUCs outstanding, basic	60,583,368	60,606,989

Partnership Only:
Net income per BUC, basic	$0.00	$0.07
Total CAD per BUC, basic	$0.06	$0.26
Distributions declared per BUC	$0.060	$0.305

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AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

TAX INCOME INFORMATION RELATED TO BENEFICIAL UNIT CERTIFICATES

The following table summarizes tax-exempt and taxable income as percentages of total income allocated to the Partnership’s BUCs on Schedule K-1 for tax years 2018 to 2020. This disclosure relates only to income allocated to the Partnership’s BUCs and does not consider an individual unitholder’s basis in the BUCs or potential return of capital as such matters are dependent on the individual unitholders’ specific tax circumstances.

	2020		2019	2018
Tax-exempt income	215%		37%	41%
Taxable income (loss)	-115%	(1)	63%	59%
	100%		100%	100%

(1)

The taxable loss in 2020 is due primarily to net rental real estate losses that exceeded gains on sale for tax purposes during the year related to the Partnership’s investment in unconsolidated entities.

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